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                                                                MORGAN & COMPANY
                                                           Chartered Accountants





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the use in the amended Registration Statement on Form SB-2 of High Tide Ventures, Inc. of our report, dated November 3, 2004, relating to the balance sheet of High Tide Ventures, Inc. as of December 31, 2003, and the related statements of operations, stockholders' equity and cash flows for the period from February 13, 2003 (date of inception) to December 31, 2003.

We also consent to the reference to us under the heading "Interest of Named Experts and Counsel" in such Registration Statement.




Vancouver, Canada                                           "Morgan & Company"

February 11, 2005                                        Chartered Accountants




Tel: (604) 687-5841            Member of           P.O. Box 10007 Pacific Centre
Fax: (604) 687-0075              ACPA         Suite 1488-700 West Georgia Street
www.morgan-cas.com           International               Vancouver, B.C. V7Y 1A1